SCHEDULE A
                    TO THE AGREEMENT AND DECLARATION OF TRUST
                           AS AMENDED JANUARY 26, 2005

                      PBHG INSURANCE SERIES FUND PORTFOLIOS



PORTFOLIO
---------

PBHG Growth II Portfolio

PBHG Large Cap Growth Portfolio

PBHG Select Value Portfolio

PBHG Mid-Cap Portfolio

PBHG Small Cap Portfolio

PBHG Technology & Communications Portfolio

PBHG Large Cap Growth Concentrated Portfolio

PBHG Small Cap Growth Portfolio






                                                     By:    /s/ John M. Zerr

                                                     Name:  John M. Zerr

                                                     Title: Vice President
                                                            and Secretary